                                                                Exhibit 10.05.13






                                    AGREEMENT

                                     BETWEEN

               EDWARD G. ATSINGER III AND STUART W. EPPERSON AND

                             SALEM MEDIA CORPORATION



                                February 1, 1992

     AGREEMENT made as of this first day of February, 1992, by and between EDWARD G. ATSINGER III AND STUART W. EPPERSON ("Lessor"), and SALEM MEDIA CORPORATION, a New York corporation ("Lessee").

     WHEREAS, Lessor owns certain land (the "Land") and Lessee owns certain improvements thereon (the "Improvements"), which Land and Improvements together comprise certain real property located in Cook County, Illinois, more particularly described as:

     Lot 3 in Hardee's Dundee Road Resubdivision of Lot 5 (except the south 33 feet thereof) and all of Lot 6 in Freedom Small Farms, being a Subdivision of parts of the north west 1/4 of the north west 1/4 and north 1/2 of the south west 1/4 of the north west 1/4 of Section 8, Township 42 North, Range 11 east of the Third Principal Meridian, in Cook County, Illinois

(the "Real Property"); and

     WHEREAS, the parties are desirous of making a mutually suitable and satisfactory agreement whereby Lessor will lease to Lessee the Land (constituting the "Leased Premises") on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the following covenants, agreements, conditions and representations, the parties hereto agree as follows:

                                   SECTION 1
                                   ---------

                          USE OF THE LEASED PREMISES
                          --------------------------

     (a) Lessor, in consideration of the rents to be paid and covenants herein contained, hereby leases to Lessee the Leased Premises.

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     (b)   Lessee may use the Leased Premises for the operation of its radio station, and, in connection therewith, for the installation, repair, maintenance, operation, housing and removal of its broadcasting tower and equipment (the "Installations"). Lessee is fully familiar with the physical condition of the Real Property and has received the same in good order and condition, and agrees that the Real Property complies in all respects with all requirements of this Agreement. Lessee shall use the Real Property exclusively for purposes associated with the operation of a radio station.

     (c) Lessee shall have the right from time to time to substitute Installations of similar kind and character for those hereinabove specified, provided such changes shall be approved in advance by Lessor, and Lessor shall not unreasonably delay or withhold its approval. In the event Lessee submits any such changes for Lessor's approval and Lessor does not respond within thirty
(30) days after Lessor's receipt thereof, then such changes shall be deemed approved by Lessor, so long as such changes otherwise comply with this Agreement, five (5) days after Lessor's receipt of notice that it has not responded.

     (d) Lessee shall have access to the Leased Premises twenty-four (24) hours per day, seven (7) days per week, for the purpose of installing, maintaining and repairing its Installations, provided that the contractors performing such work are reasonably acceptable to Lessor.

     (e) Lessor shall not be responsible for repairs or maintenance to the Installations, except for repairs occasioned by the negligence of Lessor, its agents, employees or contractors.

     (f) During the Term (as hereinafter defined), Lessor and Lessee shall each provide the other with a telephone number which, if called will ring at a location that is staffed by their respective agents twenty-four (24) hours each and every day, seven (7) days each and every week; and Lessor and Lessee shall notify each other promptly in the event of any change in such telephone number.

     (g) Lessee shall not use or permit the Leased Premises to be used by any dangerous, toxic, noxious or offensive trade or business, or for any unlawful purpose.

     (h) Lessee shall not directly or indirectly create or permit to be created or to remain, and will discharge any mortgage, lien, security interest, encumbrance or charge on, pledge of or conditional sale or other title retention agreement with respect to the Real Property or any part thereof or Lessee's interest therein other than (i) this Agreement, (ii) any lien, including a mortgage on the leasehold interest of Lessee, which may be approved by the Lessor in writing, which approval shall not be unreasonably withheld, (iii) liens for impositions not yet payable, or payable without the addition of any fine, penalty, interest or cost for non-payment, or being contested as permitted by Paragraph 3(d), below, and (iv) liens of mechanics, materialmen, suppliers or vendors, or rights thereto, incurred in the ordinary course of business for sums which under the terms of the related contracts are not at the time due, provided that adequate provision for the payment thereof shall have been made.

                                   SECTION 2
                                   ---------

                                 TERM AND RENT
                                 -------------

     (a) The term of this Lease (the "Term") shall commence on February 1, 1992 (the "Commencement Date") and shall expire on January 31, 2002 (the "Expiration Date"). If the Term has been extended as provided in subparagraph
(b), below, the Expiration Date shall be the last day of the Term as so extended.

     (b) Lessee shall have the option, if Lessee is not at the time in default under this Agreement, to extend the Term of this Agreement for up to two (2) successive periods of five (5) years each (the "Extended Terms"), and, except as set forth in subparagraph (c), below, on the same terms, covenants and conditions herein contained. The word "Term" as used in this Agreement shall be deemed to include the Extended Terms when and if the Agreement is extended. Each option to extend the Term shall be exercised only by Lessee's delivery to Lessor by United States mail on or before ninety (90) days prior to the commencement of the renewal term of written notice of Lessee's election to extend as provided herein.

     (c) Lessee agrees to pay rent to Lessor from the Commencement Date through the Expiration Date, or such earlier date as this Agreement is terminated as provided herein, at 4880

Santa Rosa Road, Suite 300, Camarillo, CA 93012, Attn: Accounting, or to such other person or place as Lessor may designate from time to time by notice to Lessee, in the following amounts and in the following manner:

           (i) During the first year beginning with the Commencement Date, a base rent of Thirty-Six Thousand Dollars ($36,000.00) per annum, in equal monthly installments of Three Thousand Dollars ($3,000.00) (the "Base Rent") in advance on the first day of each month; and thereafter on each and every Adjustment Date (hereinafter defined) the monthly rent shall be computed according to subparagraph (ii) below.

           (ii) The term "Adjustment Date" shall mean the first (1st) through the nineteenth (19th) anniversaries of the Commencement Date. During the one (1) year period beginning with each Adjustment Date, the monthly rent payable by Lessee shall reflect an adjustment, as herein provided, for the change, if any, from the month in which the Commencement Date falls, in the Consumer Price Index for All Urban Consumers, All Items, U.S. Cities Average (Base Year 1982/84=100] ("CPI") published by the United States Department of Labor, Bureau of Labor Statistics; i.e., during the one (1) year period beginning with the Adjustment Date, the monthly rent shall be the product obtained by multiplying the Base Rent times a fraction, the numerator of which shall be the CPI for the calendar month of the

     Adjustment Date and the denominator of which shall be the CPI for the month in which the Commencement Date falls. Notwithstanding the results of the foregoing calculation, the monthly amount payable by Lessee hereunder shall not in any event be less than the monthly rental paid during the immediately preceding one (1) year period. In the event that the Bureau of Labor Statistics shall change the base period for the CPI, the new index number shall be substituted for the old index numbers in making the above computation. In the event the Bureau of Labor Statistics ceases publishing the CPI, or materially changes the method of its computation, Lessor and Lessee shall accept comparable statistics on the purchasing power of the consumer dollar as published at the time of said discontinuation or change by a responsible financial periodical of recognized authority to be then chosen by Lessor subject to reasonable consent of Lessee.

     (d) Rent and all other sums payable to Lessor hereunder shall be paid without notice, demand, counterclaim, set-off, deduction or defense and without abatement, suspension, deferment, diminution or reduction. Except as expressly provided herein, Lessee waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Agreement or the Real Property or any part thereof, or to any abatement, suspension, deferment, diminution or reduction of rent or any other sum payable by Lessee hereunder.

                                   SECTION 3
                                   ---------

                             CHARGES AND UTILITIES
                             ---------------------

     (a) Lessee, at its sole expense, shall keep the Real Property and the adjoining streets and ways in good and clean order and condition and will promptly make all necessary or appropriate repairs, replacements and renewals thereof, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen. All repairs, replacements and renewals shall be equal in quality and class to the original work. Lessee waives any right created by any law now or hereafter in force to make repairs to the Real Property at Lessor's expense. Lessee, at its sole expense, shall do or cause others to do every act necessary or appropriate for the preservation and safety of the Real Property whether or not the Lessor shall be required by any legal requirement to take such action or be liable for failure to do so.

     (b) If not at the time in default under this Agreement, Lessee, at its sole expense, may make reasonable alterations of and additions to the Improvements or any part thereof, provided that any alteration or addition (i) shall not change the general character of the Improvements, or reduce the fair market value thereof below their value immediately before such alteration or addition, or impair their usefulness, (ii) is effected with due diligence, in a good and workmanlike manner and in compliance with all legal requirements and insurance requirements, (iii) is promptly and fully paid for by Lessee, (iv) is made, in case the estimated cost of such alteration or addition exceeds Ten Thousand Dollars ($10,000.00), under the supervision of an architect or engineer satisfactory to Lessor and in accordance with plans, specifications and cost estimates approved by Lessor, and (v) does not interfere with Lessor's rights of use under this Agreement.

     (c) Subject to subparagraph (d), below, relating to contests, Lessee shall pay all taxes, assessments (including without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term hereof), ground rents, water, sewer or similar rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges in each case, whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereof), which at any time during or in respect of the Term hereof may be assessed, levied, confirmed or imposed on or in respect of or be a lien upon the Real Property or any part thereof or any rent therefrom or any estate, right or interest therein, or any occupancy, use or possession of or activity conducted on the Real Property or any part thereof, other than any income or excess profits tax imposed upon the Lessor's general income or revenues, but excluding any income or excess profits or franchise taxes of Lessor determined on the basis of general income or revenue or any interest or penalties in respect thereof. Lessee shall furnish to Lessor for inspection within thirty (30) days after written request, official receipts of the appropriate taxing authority or other proof satisfactory to Lessor evidencing such payment. If by law any such amount may be paid in installments, Lessee shall be obligated to pay only those installments as they become due from time to time before any interest, penalty, fine or cost may be added thereto; and any such amount relating to the fiscal period of the taxing authority, part of which is included within the Term and a part of which extends beyond the Term shall, if Lessee shall not be in default under this Agreement, be apportioned between Lessee and Lessor as of the expiration of the Term of this Agreement.

     (d) Lessee, at its sole expense, may contest, after prior written notice to Lessor, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any tax, lien or other imposition on the Real Property, provided that (i) Lessee shall first make all contested payments, under protest if it desires, (ii) neither the Real Property nor any part thereof or interest therein nor any such rents or other sums would be in any danger of being sold, forfeited, lost or interfered with, and (iii) Lessee shall have furnished such security, if any, as may be required in the proceedings or reasonably requested by Lessor.

     (e) Lessee shall pay or cause to be paid all charges for all public or private utility services and all sprinkler systems and protective services at any time rendered to or in connection with the Real Property or any part thereof, will comply with all contracts relating to any such services, and will do all other things required for the maintenance and continuance of all such services.

                                   SECTION 4
                                   ---------

                         INSURANCE AND INDEMNIFICATION
                         -----------------------------

     (a) Lessee shall, at its sole cost and expense, during the Term hereof, obtain or provide and keep in full force for the benefit of Lessor, as an additional named insured (i) general public liability insurance, insuring Lessor against any and all liability or claims or liability arising out of, occasioned by or resulting from any accident or other occurrence in or about the Real Property arising out of any act or omission of Lessee or any officer, employee, agent or contractor of Lessee, for injuries to any person or persons, with limits of not less than One Million Dollars ($1,000,000.00) for injuries to one person, One Million Dollars ($1,000,000.00) for injuries to more than one person, in any one accident or occurrence, and for loss or damage to the property of any person or persons, for not less than One Million Dollars ($1,000,000.00); (ii) insurance with respect to the Improvements against loss or damage by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, smoke and other risks from time to time included under "extended coverage" policies, in an amount equal to at least One Hundred Percent (100%) of the full replacement value of the Improvements and, in any event, in an amount sufficient to prevent Lessor or Lessee from becoming a co-insurer of any partial loss under the applicable policies, which shall be written on a replacement cost basis; (iii) appropriate workers' compensation or other insurance against liability arising from claims of workers in respect of and during the period of any work on or about the Real Property; and (iv) insurance against such other hazards and in such amounts as is customarily carried by owners and operators of similar properties, and as Lessor may reasonably require for its protection. Lessee shall comply with such other requirements as Lessor, or any mortgagee, may from time to time reasonably request for the protection by insurance of their respective interests. The policy or policies of insurance maintained by Lessee pursuant to this Paragraph shall be of a company or companies authorized to do business in Illinois and a certificate thereof shall be delivered to Lessor, together with evidence of the payment of the premiums therefor, not less than fifteen (15) days prior to the commencement of the Term hereof or of the date when Lessee shall enter upon the Leased Premises, whichever occurs sooner. At least fifteen (15) days prior to the expiration or termination date of any policy, Lessee shall deliver a certificate of a renewal or replacement policy with proof of the payment of the premium therefor. Any such insurance required by this Paragraph may, at Lessee's option, be provided through a blanket policy or policies.

     (b) Lessee shall indemnify Lessor and hold Lessor harmless from and against all claims, actions, losses, damages, liabilities and expenses (including reasonable attorneys' fees) incurred by or asserted against Lessor, whether during or after the Term of this Agreement, including by reason of personal injury, loss of life, or damage to property, caused by or resulting from in whole or any material part, (i) any breach of this Agreement by Lessee,
(ii) any negligent or intentional act or omission of Lessee, its employees, agents, invitees or contractors, whether in, on, about or with respect to the Leased Premises or otherwise, (iii) the use by Lessee of any part of the Leased Premises, (iv) any work undertaken by or at the request of Lessee on or about the Leased Premises, (v) any other activity undertaken by or at the request of Lessee pursuant to or in connection with this Agreement, or (vi) the presence of any individuals on the Leased Premises as a result of Lessee's request or this Agreement; provided, however, that Lessee shall not be required to indemnify Lessor for any damages, injury, loss or expense arising out of Lessor's or its agents', employees', invitees' or contractors' negligent acts or omissions.

     (c) If Lessor so elects by notice to Lessee, Lessee shall have the obligation of defending, at its sole cost and expense, by counsel selected by Lessee and approved by Lessor (such approval not to be unreasonably withheld), against any claim to which the foregoing indemnity may apply. Lessor may assume, or require that such defense be assumed, by Lessor and counsel selected by Lessor, at the cost and expense of Lessee if Lessor is for any reason dissatisfied with the defense by Lessee, or believes that its interests would be better served thereby. In any case where Lessee is defending any such claim, Lessor may participate in the defense thereof by counsel selected by it, but at Lessor's expense. Lessee shall not enter into any settlement of any claim without the consent of Lessor, which consent shall not be unreasonably withheld.

     (d) Lessor shall indemnify Lessee and hold Lessee harmless from and against all claims, actions, losses, damages, liabilities and expenses (including reasonable attorneys' fees) incurred by or asserted against Lessee, whether during or after the Term of this Agreement, including by reason of personal injury, loss of life, or damage to property, caused by or resulting from in whole or any material part, (i) any breach of this Agreement by Lessor,
(ii) any negligent or intentional act or omission of Lessor, its employees, agents, invitees or contractors, whether in, on, about or with respect to the Leased Premises or otherwise, (iii) the use by Lessor of any part of the Leased Premises, (iv) any work undertaken by or at the request of Lessor on or about the Leased Premises, (v) any other activity undertaken by or at the request of Lessor pursuant to or in connection with this Agreement, or (vi) the presence of any individuals on the Leased Premises as a result of Lessor's request or this Agreement; provided, however, that Lessor shall not be required to indemnify Lessee for any damages, injury, loss or expense arising out of Lessee's or its agents', employees', invitees' or contractors' negligent acts or omissions.

     (e) If Lessee so elects by notice to Lessor, Lessor shall have the obligation of defending, at its sole cost and expense, by counsel selected by Lessor and approved by Lessee (such approval not to be unreasonably withheld), against any claim to which the foregoing indemnity may apply. Lessee may assume, or require that such defense be assumed, by Lessee and counsel selected by Lessee, at the cost and expense of Lessor if Lessee is for any reason dissatisfied with the defense by Lessor, or believes that its interests would be better served thereby. In any case where Lessor is defending any such claim, Lessee may participate in the defense thereof by counsel selected by it, but at Lessee's expense. Lessor shall not enter into any settlement of any claim without the consent of Lessee, which consent shall not be unreasonably withheld.

     (f) Nothing in this Agreement shall be construed so as to authorize or permit any insurer of Lessor or Lessee to be subrogated to any right of Lessor or Lessee against the other. Each of Lessor and Lessee hereby releases the other to the extent of its insurance coverage for any loss or damage caused by fire or any of the extended coverage casualties, even if such fire or other casualty shall be brought about by the fault or negligence of the other party or persons for whose acts said party is liable.

                                   SECTION 5
                                   ---------

               REPRESENTATIONS, WARRANTIES AND OTHER OBLIGATIONS
               -------------------------------------------------

     (a)   Lessor represents-and warrants that:

           (i) The execution and performance of this Agreement shall not constitute a breach or violation under any Agreement to which Lessor is a party.

           (ii) To the best of Lessor's knowledge, there are no violations of any federal, state, county or municipal law, ordinance, order, regulations or requirement with respect to the Leased Premises, and as of the date of this Agreement, no notice of any kind relating thereto (which would adversely affect the transactions contemplated by this Agreement) has been issued by public authorities having jurisdiction over the Leased Premises.

           (iii) No person or party other than Lessor has a right to use the Leased Premises for any purpose which would affect Lessee's right to use the Leased Premises as contemplated hereunder.

           (iv) Lessor has not received written notice of pending or contemplated condemnation proceedings affecting the Leased Premises or any part thereof.

           (v) To the best of Lessor's knowledge, there is no action, suit or proceeding pending or threatened against or affecting the Leased Premises or any portion thereof and Lessor has not received notice written or otherwise of any litigation affecting or concerning the Leased Premises relating to or arising out of its ownership, management, use or operation. Lessor shall give to Lessee prompt notice of institution of any such proceeding or litigation.

           (vi) To the best of Lessor's knowledge, there are presently no proceedings for overdue real estate taxes assessed against the Leased Premises for any fiscal period.

           (vii) Lessor shall promptly advise Lessee in writing of any written notice received from any governmental authority to comply with the terms, provisions and requirements of any local, state and federal laws, ordinances, directives, orders, regulations and requirements which apply to any portion of the Leased Premises or to any adjacent street or other public area or to the maintenance, operation or use thereof.

           (viii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary actions on the part of Lessor (none of which actions have been modified or rescinded and all of which actions are in full force and effect). This Agreement constitutes a valid and binding agreement and obligation of Lessor, enforceable in accordance with its terms.

           (ix) Subject to liens and encumbrances of record, Lessor owns good and marketable title in fee simple to the Real Property on which the Leased Premises are located, and Lessor acknowledges that Lessee is relying upon the foregoing representation and warranty in entering into this Agreement and in expending monies in connection herewith. Lessor shall not encumber or permit any encumbrances, liens or restrictions on Lessee's Installations, except with the prior written approval of Lessee.

     (b) Each party shall comply in all material respects with all local, state and federal laws, statutes, ordinances, rules, regulations, orders and decrees that it knows to be applicable in connection with its activities and operations at the Leased Premises, and Lessor shall require the same representation and warranty from all additional users of the facilities at the Leased Premises.

     (c) The parties agree that, during the Term of this Agreement neither party shall intentionally do anything at the Leased Premises which will interfere with or adversely affect the operations of the other party.

     (d) In the event that during the Term of this Agreement there shall be an actual condemnation or foreclosure and taking of all of the Leased Premises, or a portion thereof such that it renders the premises unsuitable for broadcasting, this Agreement may be terminated by written notice from either party to the other and thereafter each of the parties shall be relieved of any future liability to the other under this Agreement, except as to obligations accrued and not yet discharged at the date of termination. Following any condemnation or foreclosing order, Lessee may continue to use the property for operations under the terms of this Agreement until Lessee finds and begins to utilize new facilities or until prevented by the condemning or foreclosing authority from utilizing the Leased Premises, whichever occurs first.

     (c) Lessee represents and warrants that its Installations to be located on or about the Leased Premises, together with the existence of the equipment of Lessor, and the operation thereof do not and will not result in exposure of workers or the general public to levels of radio frequency radiation in excess of the "Radio Frequency Protection Guides" recommended in "American National Standard Safety Levels With Respect to Human Exposure to Radio Frequency Electromagnetic Fields, 300 KHz to 100 GHz," issued by the American National Standards Institute ("Acceptable Radio Frequency Radiation Standards"). Lessor represents and warrants its equipment and property at the Leased Premises and the operation thereof do not and will note exceed Acceptable Radio Frequency Radiation Standards.

     (f) Lessee covenants that it will not at any time during the Term of this Agreement, transmit, store, handle or dump toxic or hazardous wastes anywhere at or around the Leased Premises.

     (g) Lessee shall promptly advise Lessor in writing of any written notice received from any governmental authority to comply with the terms, provisions and requirements of any local, state and federal laws, ordinances, directives, orders, regulations, and requirements which apply to any portion of the Leased

Premises or to any adjacent street or other public area or the maintenance, operation or use thereof.

     (h) Lessee represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary actions on the part of Lessee (none of which actions have been modified or rescinded and all of which actions are in full force and effect). This Agreement constitutes a valid and binding agreement and obligation of Lessee, enforceable in accordance with its terms.

     (i) Lessee warrants unto Lessor that its broadcasting tower is and will remain in material compliance at all times during the Term and any Extension Term with all federal, state, county, municipal, local, administrative and other governmental laws, statutes, ordinances, codes, rules, regulations and orders pertaining thereto, including, without limitation, to the extent applicable, all zoning laws and building codes and all regulations of the Federal Aviation Administration ("FAA") and the Federal Communications Commission ("FCC").

     (j) In case of any material damage to or destruction of the Real Property or any part thereof, Lessee shall promptly give written notice thereof to Lessor and any mortgagee, generally describing the nature and extent of such damage or destruction. In case of any damage to or destruction of the Improvements or any parts thereof, Lessee, whether or not the insurance proceeds, if any, on account of such damage or destruction shall be sufficient for the purpose, at its sole expense, shall promptly commence and complete the restoration, replacement or rebuilding of the Improvements as nearly as possible to their value, condition and character immediately prior to such damage or destruction.

     (k) Lessee will execute, acknowledge and deliver to the Lessor, promptly upon request, a certificate certifying that (i) this Agreement is unmodified and in full force and effect (or, if there have been modifications, that the Agreement is in full force and effect, as modified, and stating the modifications), (ii) the dates, if any, to which rent and other sums payable hereunder have been paid, and (iii) no notice has been received by Lessee of any default which has not been cured, except as to defaults specified in said certificate. Any such certificate may be relied upon by any prospective purchaser or mortgagee of the Real Property or any part thereof.

     (1) Lessor will execute, acknowledge and deliver to the Lessee or any mortgagee, promptly upon request, a certificate certifying that (i) this Agreement is unmodified and in full force and effect (or, if there have been modifications, that the Agreement is in full force and effect, as modified, and stating the modifications), (ii) the dates, if any, to which rent and other sums payable hereunder have been paid, and (iii) whether or not, to the knowledge of Lessor, there are then existing any defaults under this Agreement (and if so, specifying the same). Any such certificate may be relied upon by any prospective purchaser transferee or mortgagee of Lessee's interest under this Agreement.

                                   SECTION 6
                                   ---------

                               EVENTS OF DEFAULT
                               -----------------

     (a)   Any of the following events shall constitute a default on the part of
Lessee:

           (i) The failure of Lessee to pay rent or additional rent, and continuation of such failure for more than ten (10) days after Lessee's receipt of written notice thereof from Lessor; provided, however, that Lessor shall not be required to provide such written notice to Lessee more than twice in any twelve (12) month period prior to declaring such failure to pay an event of default; or

           (ii) The failure of Lessee to cure any other default under the terms hereof, and continuation of such failure to cure for more than thirty
     (30) days after notice by Lessor, provided, however, that if the nature of Lessee's default is such that more than thirty (30) days is required for its cure, then Lessee shall not be deemed to be in default if Lessee has commenced such cure within the thirty (30) day period, demonstrates to Lessor's reasonable satisfaction that such default is curable and thereafter diligently prosecutes such cure to completion; or

           (iii) Lessee is finally and without further right of appeal or review, adjudicated a bankrupt or insolvent, or has a receiver appointed for all or substantially all of its business or assets on the ground of its insolvency, or has a trustee appointed for it after a petition has been filed for Lessee's reorganization under the Bankruptcy Act of the United States, or any future law of the United States having the same general purpose, or if Lessee shall make an assignment for the benefit of its creditors, or if Lessee's interest hereunder shall be levied upon or attached, which levy or attachment shall not be removed within twenty (20) days from the date thereof.

     (b) If an event of default on the part of Lessee shall occur at any time, Lessor, at its election, may give Lessee a notice of termination specifying a day not less than thirty (30) days thereafter on which the Term of this Agreement shall end, unless such default shall be cured within said period, or, if the default is such that more than thirty (30) days is required for its cure, unless Lessee has commenced such cure within said period. If such notice is given, the Agreement shall expire on the day so specified as fully and completely as if that day were the day herein originally fixed for such expiration, and Lessee shall then quit and surrender the Leased Premises to Lessor, but Lessee shall remain liable for the payment of rent during the full period which would otherwise constitute the balance of the Term of this Agreement; and without prejudice to any other right or remedy which it may have hereunder or by law, and notwithstanding any waiver of any prior breach of condition or event of default hereunder, Lessor may re-enter the Leased

Premises either by reasonable force or otherwise, or dispossess Lessee, any legal representative of Lessee or other occupant of the Leased Premises by appropriate suit, action or proceeding and remove its effects and hold the Leased Premises as if this Agreement had not been made.

     (c) The failure of Lessor to cure any default under the terms hereof, and continuation of such failure to cure for more than thirty (30) days after notice by Lessee, shall constitute a default on the part of Lessor; provided, however, that if the nature of Lessor's default is such that more than thirty (30) days is required for its cure, then Lessor shall not be deemed to be in default if Lessor has commenced such cure within the thirty (30) day period, demonstrates to Lessee's reasonable satisfaction that such default is curable and thereafter diligently prosecutes such cure to completion.

     (d) If an event of default on the part of Lessor shall occur at any time, Lessee, at its election, may give Lessor a notice of termination specifying a day not less than thirty (30) days thereafter on which the Term of this Agreement shall end, unless such default shall be cured within said period, or, if the default is such that more than thirty (30) days is required for its cure, unless Lessor has commenced such cure within said period. If such notice is given, the Agreement shall expire on the day so specified as fully and completely as if that day were the day herein originally fixed for such expiration, and Lessee shall then quit and surrender the Leased Premises to Lessor, and

Lessee shall not be liable for payment of rent for any period after such expiration.

                                   SECTION 7
                                   ---------

                                  ASSIGNMENT
                                  ----------

     Lessee shall not assign this Agreement nor sublet any portion of the Leased Premises without the prior written consent of the Lessor, which consent shall not be unreasonably withheld. Notwithstanding any assignment or sublease, Lessee shall remain primarily liable under this Agreement.

                                   SECTION 8
                                   ---------

                  SUBORDINATION, NONDISTURBANCE AND ATTORNMENT
                  --------------------------------------------

     This Agreement shall not be a lien against the Leased Premises in respect to any Mortgages and Security Agreements placed or hereafter to be placed by Lessor upon the Leased Premises. The recording of such Mortgages and Security Agreements shall have preference and precedence and be superior and prior in lien to this Agreement, irrespective of the date of recording, and Lessee agrees to execute any instruments, without cost, which may be deemed necessary or desirable to further effect the subordination of this Agreement. Lessor shall make a reasonable effort to obtain from any mortgagees or lenders holding an interest in the nature of a mortgage in the Leased Premises an agreement that the mortgagee or lender shall not disturb Lessee's quiet possession in the event of foreclosure. If any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Lessor encumbering the Leased Premises, Lessee shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Lessor under this Lease.

                                   SECTION 9
                                   ---------

                            NON-LIABILITY OF LESSOR
                            -----------------------

     Lessor shall not be liable for any damages or injury which may be sustained by Lessee or any other person by reason of the failure, breakage, leakage or obstruction of the water, sewer, plumbing, roof, drains, leaders, electrical, air conditioning or any other equipment; or by reason of the elements; or resulting from the carelessness, negligence or improper conduct of Lessee, its agents, employees, contractors, invitees, assignees or successors; or attributable to any interference with or the interruption of or failure of any services, beyond the control of Lessor, to be supplied by Lessor.

                                  SECTION 10
                                  ----------

                                QUIET ENJOYMENT
                                ---------------

     (a) Lessor agrees that it shall not enforce any unreasonable rules or regulations which would unduly prejudice the conduct of Lessee's business, or which would prevent full and free access to the Leased Premises by Lessee, as herein provided.

     (b) Lessor reserves and shall at all times have the right to re-enter the Real Property to inspect the same, to supply any service to be provided by Lessor to Lessee hereunder, and to show the Real Property to prospective purchasers, mortgagees, or lessees, to post notices of non-responsibility, without abatement of rent, provided entrance to the Real Property shall not be -denied Lessee.

                                  SECTION 11
                                  ----------

                        USE OF REAL PROPERTY BY LESSOR
                        ------------------------------

     At all times during the Term of this Agreement Lessor shall have the exclusive right to place and operate, or to permit another tenant to place and operate, broadcasting equipment on the Leased Premises and on the Lessee's broadcasting tower, or to use the Real Property for any other lawful purpose, provided, such actions do not interfere with Lessee's operations. Lessor shall have no obligation to pay rent for the uses described above. Lessor shall hold Lessee harmless from and defend Lessee against any and all claims or liability arising out of or in any way connected to Lessor's use or occupancy of the Real Property.

                                  SECTION 12
                                  ----------

                       SALE OF LEASED PREMISES BY LESSOR
                       ---------------------------------

     Notwithstanding any of the provisions of this Lease, Lessor (a) may assign, in whole or in part, Lessor's interest in this Lease and (b) may sell all or part of the Real Property. In the event of any sale or exchange of the Leased Premises by Lessor and assignment by Lessor of this Lease, Lessor shall be and is hereby relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Leased Premises occurring after the consummation of such sale or exchange and assignment, but only upon the condition that, as part of such sale or exchange, Lessor will cause the grantee to agree in writing to assume to carry out any and all of the covenants and obligations of Lessor under this Lease occurring after the consummation of Lessor s assignment of its interest in and to this Lease.

                                  SECTION 13
                                  ----------

                                   BROKERAGE
                                   ---------

     The parties acknowledge and agree that this Agreement has not been brought about as a result of the services of any real estate broker, firm or corporation, and each indemnifies and saves the other harmless from any and all claims from any person(s) claiming to have rendered real estate services in connection with this Agreement.

                                  SECTION 14
                                  ----------

                             SURRENDER OF PREMISES
                             ---------------------

     Upon the expiration of the Term hereof, Lessee shall surrender the Leased Premises, and, at Lessor's option, all interest of the Lessee in and to the Improvements (including the radio tower located on the Land), to Lessor in good order and condition, reasonable wear and tear excepted. Any equipment, fixtures, goods or other property of Lessee not removed within ten (10) days after any quitting, vacating or abandonment of the Leased Premises, or upon Lessee's eviction therefrom, shall be considered abandoned, and Lessor shall have the right, without notice to Lessee, to sell or otherwise dispose of same without having to account to Lessee for any part of the proceeds of such sale.

                                  SECTION 15
                                  ----------

                                    NOTICES
                                    -------

     All notices, demands, and requests required or permitted to be given hereunder shall be in writing and sent certified mail, return receipt requested, and if to Lessor, at 4880 Santa Rosa Road, Suite 300, Camarillo, CA 93012, Attn:
Edward G. Atsinger III, and if Lessee, at 4880 Santa Rosa Road, Suite 300, Camarillo, CA 93012, Attn: Accounting. Either party hereto may change the place for notice to it by sending like written notice to the other party hereto.

                                  SECTION 16
                                  ----------

                                BINDING NATURE
                                --------------

     The provisions of this Agreement shall apply to, bind and inure to the benefit of Lessor and Lessee, their respective successors, legal representatives or assigns. The terms of this Agreement and any disputes arising therefrom, shall be governed by the laws of the State of Illinois.

                                  SECTION 17
                                  ----------

                               ENTIRE AGREEMENT
                               ----------------

     This Agreement contains the entire understanding and agreement between the parties. No representative, agent or employee of Lessor has been authorized to make any representations or promises with reference to the within agreement or to vary, alter or modify the terms hereof. No additions, changes or modifications shall be binding unless reduced to writing and signed by the parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

LESSOR:                                 LESSEE:

                                        SALEM MEDIA CORPORATION


/s/ Edward G. Atsinger III              By: /s/ Edward G. Atsinger III
----------------------------                --------------------------------
EDWARD G. ATSINGER III                      EDWARD G. ATSINGER III
                                            President


/s/ Stuart W. Epperson
----------------------------
STUART W. EPPERSON

                       CERTIFICATE OF UNANIMOUS CONSENT

                                      OF

                            SALEM MEDIA CORPORATION


         The undersigned, being all of the members of the Board of Directors of Salem Media Corporation, a New York corporation ("Corporation"), do hereby consent to and adopt the following resolutions:

                  RESOLVED that the Corporation is hereby authorized and directed to sell the real estate owned by it and located in Chicago, Illinois to Edward G. Atsinger II and Stuart W. Epperson for the amount of $90,000, such amount to be paid in cash.

                  RESOLVED that the Corporation is hereby authorized and directed to lease said real estate from Edward G. Atsinger II and Stuart W. Epperson pursuant to the terms of a lease in the form of and with the terms and conditions set forth in the Lease Agreement attached hereto and incorporated herein by reference; and

                  RESOLVED that the officers of the Corporation are hereby directed to take any and all actions they deem necessary, advisable, convenient or proper to carry out the intent of these resolutions.

         IN WITNESS WHEREOF the undersigned have executed this certificate of unanimous consent as of the 1st day of February, 1992.






                                                 /s/ Stuart W. Epperson
                                                 ----------------------------
                                                 Stuart W. Epperson



                                                 /s/ Edward G. Atsinger III
                                                 ----------------------------
                                                 Edward G. Atsinger Ill